                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               BROADBANDNOW, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                75-2851160
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

            1440 CORPORATE DRIVE
                IRVING, TEXAS                            75038
   (Address of principal executive offices)            (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [X]

Securities Act registration statement file number to which this Form relates:
333-96223

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on
         to be so registered             which each class is to be registered
         -------------------             ------------------------------------
         None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of class)

              Junior Participating Preferred Stock Purchase Rights
              ----------------------------------------------------
                                (Title of class)

                               BROADBANDNOW, INC.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock, par value $0.001 per share, and the right to purchase one one-hundredth of a preferred share of BroadbandNOW, Inc., a Delaware corporation (the "Registrant"), to be registered herein is set forth under the caption "Description of Capital Stock" in the Registrant's prospectus that forms a part of the Registrant's registration statement on Form S-1 (the "Registration Statement") that was filed with the Securities and Exchange Commission on February 4, 2000 (File No. 333-96223). Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2. EXHIBITS.

1. Amended and Restated Certificate of Incorporation of the Registrant (to be filed as exhibit 3.1 to the Registration Statement and incorporated herein by reference).

2. Bylaws of the Registrant (filed as exhibit 3.2 to the Registration Statement and incorporated herein by reference).

3. Specimen of common stock certificate (to be filed as exhibit 4.18 to the Registration Statement and incorporated herein by reference).

4. Rights Agreement, which includes as Exhibit A the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Series A Preferred Stock (to be filed as exhibit 4.19 to the Registration Statement and incorporated herein by reference).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      BroadbandNOW, Inc.



                                      By:  /s/ MATTHEW HUTCHINS, SR.
                                          ----------------------------
                                          Name:   Matthew Hutchins, Sr.
                                          Title:  President and Chief Executive
                                                  Officer

Date: February 29, 2000

                                INDEX TO EXHIBITS

Exhibit Number                      Description of Exhibits
--------------                      -----------------------
1.                 Amended and Restated Certificate of Incorporation of the
                   Registrant (to be filed as exhibit 3.1 to the Registration
                   Statement and incorporated herein by reference).

2. Bylaws of the Registrant (filed as exhibit 3.2 to the Registration Statement and incorporated herein by reference).

3.                 Specimen of common stock certificate (to be filed as exhibit
                   4.18 to the Registration Statement and incorporated herein by reference).

4. Rights Agreement, which includes as Exhibit A the form of Certificate Of Designation, Preferences and Rights of Series
                   A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Series A Preferred Stock (to be filed as exhibit
                   4.19 to the Registration Statement and incorporated herein by reference).